                                                                    EXHIBIT 10.4



                              AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                              AIP OPERATING, L.P.

                       DATED AS OF FEBRUARY _______, 1998

                               TABLE OF CONTENTS

ARTICLE I.

         DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II.

         ORGANIZATIONAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . 12
         SECTION 2.1      ORGANIZATION; CONTINUATION. . . . . . . . . . . . . 12
         SECTION 2.2      NAME  . . . . . . . . . . . . . . . . . . . . . . . 12
         SECTION 2.3      REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE . . . 12
         SECTION 2.4      POWER OF ATTORNEY . . . . . . . . . . . . . . . . . 13
         SECTION 2.5      TERM  . . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE III.

         PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         SECTION 3.1      PURPOSE AND BUSINESS  . . . . . . . . . . . . . . . 14
         SECTION 3.2      POWERS  . . . . . . . . . . . . . . . . . . . . . . 14

ARTICLE IV.

         CAPITAL CONTRIBUTIONS AND ISSUANCES
         OF PARTNERSHIP INTERESTS . . . . . . . . . . . . . . . . . . . . . . 15
         SECTION 4.1      CAPITAL CONTRIBUTIONS OF THE PARTNERS . . . . . . . 15
         SECTION 4.2      LOANS . . . . . . . . . . . . . . . . . . . . . . . 16
         SECTION 4.3      NO PREEMPTIVE RIGHTS  . . . . . . . . . . . . . . . 16
         SECTION 4.4      OTHER CONTRIBUTION PROVISIONS . . . . . . . . . . . 16
         SECTION 4.5      NO INTEREST ON CAPITAL  . . . . . . . . . . . . . . 16

ARTICLE V.

         DISTRIBUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         SECTION 5.1      REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS . 16
         SECTION 5.2      AMOUNTS WITHHELD  . . . . . . . . . . . . . . . . . 17

ARTICLE VI.

         ALLOCATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18


                                     (i)

ARTICLE VII.

         MANAGEMENT AND OPERATIONS OF BUSINESS  . . . . . . . . . . . . . . . 19
         SECTION 7.1      MANAGEMENT  . . . . . . . . . . . . . . . . . . . . 19
         SECTION 7.2      CERTIFICATE OF LIMITED PARTNERSHIP  . . . . . . . . 23
         SECTION 7.3      RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY . . . . 23
         SECTION 7.4      REIMBURSEMENT OF THE GENERAL PARTNER  . . . . . . . 24
         SECTION 7.5      OUTSIDE ACTIVITIES OF THE GENERAL PARTNER . . . . . 24
         SECTION 7.6      INDEMNIFICATION . . . . . . . . . . . . . . . . . . 25
         SECTION 7.7      LIABILITY OF THE GENERAL PARTNER  . . . . . . . . . 27
         SECTION 7.8      OTHER MATTERS CONCERNING THE GENERAL PARTNER  . . . 28
         SECTION 7.9      TITLE TO PARTNERSHIP ASSETS . . . . . . . . . . . . 29
         SECTION 7.10     RELIANCE BY THIRD PARTIES.  . . . . . . . . . . . . 29

ARTICLE VIII.

         RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS . . . . . . . . . . . . . 30
         SECTION 8.1      LIMITATION OF LIABILITY . . . . . . . . . . . . . . 30
         SECTION 8.2      MANAGEMENT OF BUSINESS  . . . . . . . . . . . . . . 30
         SECTION 8.3      OUTSIDE ACTIVITIES OF LIMITED PARTNERS  . . . . . . 30
         SECTION 8.4      RETURN OF CAPITAL . . . . . . . . . . . . . . . . . 31
         SECTION 8.5      RIGHTS OF LIMITED PARTNERS RELATING TO THE
                          PARTNERSHIP . . . . . . . . . . . . . . . . . . . . 31

         SECTION 8.6      PUT RIGHT . . . . . . . . . . . . . . . . . . . . . 31
         SECTION 8.7      CALL RIGHT. . . . . . . . . . . . . . . . . . . . . 33
         SECTION 8.8      CERTAIN TRANSFERS NOT CONSIDERED LIQUIDATING EVENTS.35


ARTICLE IX.

         BOOKS, RECORDS, ACCOUNTING AND REPORTS . . . . . . . . . . . . . . . 35
         SECTION 9.1      RECORDS AND ACCOUNTING  . . . . . . . . . . . . . . 35
         SECTION 9.2      FISCAL YEAR . . . . . . . . . . . . . . . . . . . . 36
         SECTION 9.3      REPORTS . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE X.

         TAX MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
         SECTION 10.1     PREPARATION OF TAX RETURNS  . . . . . . . . . . . . 36
         SECTION 10.2     TAX ELECTIONS . . . . . . . . . . . . . . . . . . . 36
         SECTION 10.3     TAX MATTERS PARTNER . . . . . . . . . . . . . . . . 36
         SECTION 10.4     ORGANIZATIONAL EXPENSES . . . . . . . . . . . . . . 38
         SECTION 10.5     WITHHOLDING . . . . . . . . . . . . . . . . . . . . 38





                                      (ii)

ARTICLE XI.

         TRANSFERS AND WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . 39
         SECTION 11.1     TRANSFER  . . . . . . . . . . . . . . . . . . . . . 39
         SECTION 11.2     LIMITED PARTNERS' RIGHTS TO TRANSFER  . . . . . . . 40
         SECTION 11.3     SUBSTITUTED LIMITED PARTNERS  . . . . . . . . . . . 40
         SECTION 11.4     ASSIGNEES . . . . . . . . . . . . . . . . . . . . . 41
         SECTION 11.5     GENERAL PROVISIONS  . . . . . . . . . . . . . . . . 41

ARTICLE XII.

         ADMISSION OF PARTNERS  . . . . . . . . . . . . . . . . . . . . . . . 42
         SECTION 12.1     ADMISSION OF SUCCESSOR GENERAL PARTNER  . . . . . . 42
         SECTION 12.2     AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED
                 PARTNERSHIP  . . . . . . . . . . . . . . . . . . . . . . . . 42

ARTICLE XIII.

         DISSOLUTION AND LIQUIDATION  . . . . . . . . . . . . . . . . . . . . 43
         SECTION 13.1     DISSOLUTION . . . . . . . . . . . . . . . . . . . . 43
         SECTION 13.2     WINDING UP  . . . . . . . . . . . . . . . . . . . . 43
         SECTION 13.3     DEFICIT CAPITAL ACCOUNTS  . . . . . . . . . . . . . 45
         SECTION 13.4     DEEMED DISTRIBUTION AND RECONTRIBUTION  . . . . . . 45
         SECTION 13.5     RIGHTS OF LIMITED PARTNERS  . . . . . . . . . . . . 46
         SECTION 13.6     NOTICE OF DISSOLUTION . . . . . . . . . . . . . . . 46
         SECTION 13.7     TERMINATION OF PARTNERSHIP AND CANCELLATION OF
                 CERTIFICATE OF LIMITED PARTNERSHIP . . . . . . . . . . . . . 46
         SECTION 13.8     REASONABLE TIME FOR WINDING UP  . . . . . . . . . . 46
         SECTION 13.9     WAIVER OF PARTITION . . . . . . . . . . . . . . . . 46
         SECTION 13.10    LIABILITY OF LIQUIDATOR . . . . . . . . . . . . . . 46

ARTICLE XIV.

         AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS . . . . . . . . . . . . 47
         SECTION 14.1     AMENDMENTS  . . . . . . . . . . . . . . . . . . . . 47
         SECTION 14.2     MEETINGS OF THE PARTNERS  . . . . . . . . . . . . . 48

ARTICLE XV.

         GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . 49
         SECTION 15.1     ADDRESSES AND NOTICE  . . . . . . . . . . . . . . . 49
         SECTION 15.2     TITLE AND CAPTIONS  . . . . . . . . . . . . . . . . 50
         SECTION 15.3     PRONOUNS AND PLURALS  . . . . . . . . . . . . . . . 50
         SECTION 15.4     FURTHER ACTION  . . . . . . . . . . . . . . . . . . 50





                                     (iii)

         SECTION 15.5     BINDING EFFECT  . . . . . . . . . . . . . . . . . . 50
         SECTION 15.6     CREDITORS . . . . . . . . . . . . . . . . . . . . . 50
         SECTION 15.7     WAIVER  . . . . . . . . . . . . . . . . . . . . . . 50
         SECTION 15.8     COUNTERPARTS  . . . . . . . . . . . . . . . . . . . 50
         SECTION 15.9     APPLICABLE LAW  . . . . . . . . . . . . . . . . . . 51
         SECTION 15.10    INVALIDITY OF PROVISIONS  . . . . . . . . . . . . . 51
         SECTION 15.11    ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . 51
         SECTION 15.12    NO RIGHTS AS SHAREHOLDERS . . . . . . . . . . . . . 51

EXHIBIT A        PARTNERS, CAPITAL ACCOUNTS AND PARTNERSHIP INTERESTS
EXHIBIT B        CAPITAL ACCOUNT MAINTENANCE RULES
EXHIBIT C        SPECIAL ALLOCATION RULES
EXHIBIT D        FORM OF PUT NOTICE
EXHIBIT E        FORM OF CALL NOTICE
EXHIBIT F        FORM OF PARTNERSHIP UNIT CERTIFICATE




                                     (iv)

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              AIP OPERATING, L.P.


         This Amended and Restated Agreement of Limited Partnership, dated as of February ____, 1998 (this "Agreement"), is entered into by and among American Industrial Properties REIT, a Texas real estate investment trust, as General Partner and General Electric Capital Corporation ("GECC") and ALCU Investments, Ltd. ("ALCU"), each as a Limited Partner (from time to time herein ALCU, GECC, and each other Person who shall be admitted to the Partnership as a limited partner in accordance with the terms of this Agreement shall herein be collectively referred to as "Limited Partners" and each in the singular as a "Limited Partner").

         WHEREAS, AIP Operating, L.P. (the "Partnership") was formed under the Delaware Revised Uniform Limited Partnership Act pursuant to an Agreement of Limited Partnership dated January ____, 1998;

         WHEREAS, the original partners in the Partnership desire to admit each of GECC and ALCU to the Partnership as a Limited Partner upon the terms and conditions set forth herein in connection with the withdrawal of the initial limited partner of the Partnership.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to continue the Partnership upon the following terms and conditions:


                                   ARTICLE I.

                                 DEFINED TERMS

         The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

         "Act" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

         "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections
1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and

1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

         "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereto.

         "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or
(iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and (iii) above. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agreed Value" means (i) in the case of any Contributed Property, the 704(c) Value of such property as of the time of its contribution to the Partnership, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; (ii) in the case of the Capital Contribution made by ALCU to the Partnership under
Section 4.1.A, the initial "Agreed Value" shall mean $437,500; (iii) in the case of the Capital Contribution made by GECC to the Partnership under Section 4.1.A, the initial "Agreed Value" shall mean $437,500; and (iv) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

         "Agreement" means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

         "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has only the rights set forth in
Section 11.4 hereof.

         "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B hereto and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained, with respect to each such Contributed Property or Adjusted Property, strictly in accordance with federal income tax accounting principles.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by law to close.

         "Call Notice" means a Call Notice substantially in the form of Exhibit
E.

         "Call Right" has the meaning assigned to it in Section 8.7.A.

         "Capital Account" means the Capital Account maintained for a Partner pursuant to Exhibit B hereto. The Capital Account balance of each Partner who is a Partner on the Effective Date shall be set forth opposite such Partner's name on Exhibit A hereto.

         "Capital Contribution" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section
4.1 hereof.

         "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property reduced (but not below zero) by all Depreciation with respect to such Contributed Property or Adjusted Property, as the case may be, charged to the Partners' Capital Accounts and
(ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereto, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

         "Cash Amount" means an amount of cash equal to the average of the daily market price per share of Shares for the five consecutive trading days prior to the Valuation Date multiplied by the number of Shares which comprise the Share Consideration as of the Valuation Date. The market price for each such trading day shall be the closing price per Share for such trading day as listed on the New York Stock Exchange.

         "Certificate" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

         "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

         "Consent" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

         "Consideration" means (i) the Cash Amount or (ii) the Share Consideration, as determined by the General Partner, in its sole discretion.

         "Contributed Property" means each property or other asset contributed to the Partnership, in such form as may be permitted by this Agreement and the Act, but excluding cash contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereto, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereto, but shall be deemed an Adjusted Property for such purposes.

         "Contribution Agreement" has the meaning assigned to it in Section
4.1.A.

         "Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof, and (iv) obligations of such Person incurred in connection with entering into a lease which, in accordance with generally accepted accounting principles, should be capitalized.

         "Declaration of Trust" means the Third Amended and Restated Declaration of Trust of the General Partner, as amended.

         "Depreciation" means, for each Partnership Year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

         "Dissolution Notice" has the meaning assigned to it in Section 13.6.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "General Partner" means American Industrial Properties REIT, a Texas real estate investment trust.

         "General Partner Interest" means the Partnership Interest held by the General Partner in the capacity of a general partner. A General Partner Interest may be expressed as a number of Partnership Units.

         "GP Capital Contribution" means that certain Capital Contribution of cash in the sum of $1,950,000 made by the General Partner to the Partnership in accordance with Section 4.1.A. of this Agreement and shall be increased by the aggregate Capital Contributions made by the General Partner to the Partnership in accordance with Section 4.1.C of this Agreement.

         "GP Return" means an amount which accrues and accumulates at the rate of twenty percent (20%) per annum on the balance of the General Partner's Unreturned Capital.

         "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

         "Immediate Family" means, with respect to any natural Person, such natural Person's spouse, parent's, descendants, nephews, nieces, brothers and sisters.

         "Incapacity" or "Incapacitated" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage such Person's affairs or estate, (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership, (iv) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee), or (v) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's assets, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof,
(g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator that has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

         "Indemnitee" means (i) any Person made a party to a proceeding or threatened with being made a party to a proceeding by reason of the Person's status as (A) the General Partner, (B) a Limited Partner or (C) a trustee, director, officer, employee or agent of the Partnership or the General Partner or an Affiliate and (ii) such other Persons (including Affiliates of the General Partner, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

         "Limited Partners" means each Person who is identified as a Limited Partner on Exhibit A of this Agreement as well as the General Partner to the extent that it owns Partnership Units in the Partnership other than its General Partner Interest.

         "Limited Partner Interest" means a Partnership Interest held by a Limited Partner in the Partnership in the capacity of a limited partner representing a fractional part of the Partnership Interests of all Limited Partners. A Limited Partner Interest may be expressed as a number of Partnership Units.

         "Liquidating Event" has the meaning set forth in Section 13.1 hereof.

         "Liquidator" has the meaning set forth in Section 13.2.A hereof.

         "LP Capital Contribution" means with respect to ALCU, the Agreed Value of the Capital Contribution by ALCU to the Partnership under Section 4.1.A; and means with respect to GECC, the Agreed Value of the Capital Contribution made by GECC to the Partnership under Section 4.1.A.

         "LP Return" means with regard to any fiscal period of the Partnership during which a Limited Partner owns Partnership Units upon one or more applicable record dates for a dividend distribution of the General Partner, a cash amount equal in value to the aggregate cash dividends that would have been payable to such Limited Partner in the event that such Limited Partner owned Shares equal in number to the Share Consideration upon each such applicable record date during that particular fiscal period of the Partnership.

         "Net Capital Proceeds" means the net cash proceeds received by the Partnership in connection with (i) any condemnation or deeding in lieu of condemnation of all or a portion of any Partnership asset, (ii) any collection in respect of property, hazard, or casualty insurance (but not business interruption insurance) or any damage award; or (iii) any other transaction the proceeds of which, in accordance with generally accepted accounting principles, are considered to be capital in nature (other than a transaction described in the definition of "Net Financing Proceeds" or the definition of "Net Sale Proceeds"), after deduction of (a) all costs and expenses incurred by the Partnership with regard to such transactions and (b) all amounts expended by the Partnership for the acquisition of additional Partnership assets or for capital repairs or improvements to the Property with such cash proceeds.

         "Net Cash Flow from Capital Transactions" means for any fiscal period of the Partnership, Net Financing Proceeds, plus Net Sale Proceeds, plus Net Capital Proceeds.

         "Net Cash Flow from Operations" shall mean, with respect to any fiscal period of the Partnership, the excess, if any, of "Operating Receipts" over "Expenditures." For purposes hereof, the term "Operating Receipts" means the sum of (i) all cash receipts of the Partnership from all sources for such period, other than Net Sale Proceeds, Net Financing Proceeds, Net Capital Proceeds and Capital Contributions (other than such Capital Contributions as shall be made by the General Partner to the Partnership under Section 4.1.C hereof in order to repay any Unpaid L P Returns owing the Limited Partners), plus (ii) any amounts held as reserves as of the last day of the period immediately prior to such fiscal period that the General Partner deems to no longer be necessary for any capital or operating expenditure permitted hereunder. The term "Expenditures" means the sum of (a) all expenses of the Partnership of any nature for such period, (b) all amounts attributable to principal payments and interest on account of any indebtedness of the Partnership including principal payments and interest on account of any indebtedness owed to a Partner during such period, (c) any amounts attributable to reasonable reserves (including, without limitation, reserves for expenses which may be paid on an annual, semi-annual or other basis which occurs less frequently than the fiscal period of the Partnership in question) which the General Partner in its reasonable discretion deems necessary for any capital or operating expenditures permitted hereunder or reasonable reserves for any other purpose that the General Partner in its reasonable discretion shall determine to be appropriate, and (d) any amounts attributable to working capital accounts or other cash or similar balances which the General Partner reasonably determines to be necessary or appropriate in its reasonable discretion.

         "Net Financing Proceeds" shall mean the cash proceeds received by the Partnership in connection with any borrowing or refinancing of borrowing by or on behalf of the Partnership (whether or not secured), after deduction of (i) all costs and expenses incurred by the Partnership in connection with such borrowing, (ii) that portion of such proceeds used to repay any other indebtedness of the Partnership, or any interest or premium thereon, and (iii) that portion of such proceeds used to acquire additional property or assets for the Partnership or to make any capital improvement or repair on the Property.

         "Net Sale Proceeds" means the cash proceeds received by the Partnership in connection with a sale of any asset by or on behalf of the Partnership after deduction of (i) any costs or expenses incurred by the Partnership, or payable specifically out of the proceeds of such sale (including, without limitation, any repayment of any indebtedness required to be repaid as a result of such sale or which the General Partner elects to repay out of the proceeds of such sale, together with accrued interest and premium, if any, thereon and any sales commissions or other costs and expenses due and payable to any Person in connection with a sale, including to a Partner or its Affiliates), or (ii) any such proceeds reinvested in the Property for capital repairs or improvements or otherwise used to acquire additional assets for the Partnership.

         "Net Income" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B hereto. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Income is subjected to the special allocation rules in Exhibit C hereto, Net Income or the resulting Net Loss, whichever the case may be, shall be recomputed without regard to such item.

         "Net Loss" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B hereto. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subjected to the special allocation rules in Exhibit C hereto, Net Loss or the resulting Net Income, whichever the case may be, shall be recomputed without regard to such item.

         "Nonrecourse Built-in Gain" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C hereto if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

         "Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

         "Nonrecourse Liability" has the meaning set forth in Regulations
Section 1.752-1(a)(2).

         "Partner" means the General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

         "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

         "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

         "Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

         "Partnership" means the limited partnership formed under the Act and continued upon the terms and conditions set forth in this Agreement, and any successor thereto.

         "Partnership Interest" means a Limited Partner Interest or the General Partner Interest and includes any and all benefits to which the holder of such may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

         "Partnership Minimum Gain" has the meaning set forth in Regulations
Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

         "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Section 4.1 hereof, and includes any classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in Exhibit A hereto, as such Exhibit A may be amended and restated from time to time. The ownership of Partnership Units may be evidenced by a certificate in a form approved by the General Partner.

         "Partnership Unit Certificate" means a certificate representing the Partnership Interest of a Partner and issued in the form attached hereto as Exhibit F.

         "Partnership Year" means the fiscal year of the Partnership, which shall be the calendar year.

         "Percentage Interest" means, as to a Partner the Percentage Interest expressed as a percentage of the whole set forth in Exhibit A attached hereto, as such exhibit may be amended and restated from time to time.

         "Person" means a natural person, partnership (whether general or limited), trust, real estate investment trust, business trust, estate, association, corporation, limited liability company, unincorporated organization, custodian, nominee or any other individual or entity in its own or any representative capacity.

         "Property" means the land and improvements to be acquired by the Partnership in accordance with the provisions of the Contribution Agreement.

         "Put Notice" means a Put Notice substantially in the form of Exhibit
D.

         "Put Right" has the meaning assigned to it in Section 8.6.A.

         "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Sections 734, 743, and 754 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

         "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "REIT" means a real estate investment trust under Sections 856 through 859 of the Code.

         "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.(1)(b) or 2.B.(2)(b) of Exhibit C hereto to eliminate Book-Tax Disparities.

         "Return on Capital" means, collectively, the GP Return and the LP
Return.

         "Securities Act" means the Securities Act of 1933, as amended.

         "704(c) Value" means with respect to any Contributed Property the fair market value of such property at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among each separate property on a basis proportional to their fair market values.

         "Share" means a common share of beneficial interest (or other comparable common equity interest) of the General Partner.

         "Share Consideration" means with respect to ALCU 29,166.5 Shares and with respect to GECC 29,166.5. The number of Shares which constitute a Limited Partner's Share Consideration hereunder shall automatically be adjusted in the event of any (i) Share split, (ii) Share dividend, (iii) recapitalization, (iv) merger or reorganization (collectively, an "Equity Adjustment"). In the event that an Equity Adjustment occurs with respect to the Shares prior to the exercise of the Put Right or the Call Right, the Share Consideration with respect to a Limited Partner shall automatically be adjusted to equal that number of Shares into which the number of Shares which constitute the Share Consideration (prior to the foregoing adjustment) would have been converted following the Equity Adjustment, if such Limited Partner were the owner of such Shares immediately prior to such Equity Adjustment.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or
(ii) the value of outstanding equity interests is owned, directly or indirectly, by such Person.

         "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.3 hereof.

         "Unpaid Additional Return" means the Additional Preferred Return owing the General Partner reduced by all amounts distributed to the General Partner in reduction thereof.

         "Unpaid LP Return" means the aggregate unpaid LP Return owing a Limited Partner less all amounts distributed by the Partnership to the Limited Partner in reduction thereof.

         "Unpaid GP Return" means the accrued and unpaid GP Preferred Return on the General Partner's Unreturned Capital reduced by all amounts distributed to the General Partner in reduction thereof.

         "Unrealized Gain" means, with respect to any item of Partnership property as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereto) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereto) as of such date.

         "Unrealized Loss" means, with respect to any item of Partnership property as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereto) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereto) as of such date.

         "Unreturned Capital" means (i) with respect to the General Partner $1,950,000, less all amounts distributed by the Partnership to the General Partner under Section 5.1.A(iii) and Section 13.2.A(5), in reduction thereof;
(ii) with respect to ALCU $437,500 less all amounts distributed by the Partnership to ALCU under Section 13.2.A(6) in reduction thereof; and with respect to GECC $437,500 less all amount distributed by the Partnership to GECC under Section 13.2.A(6) in reduction thereof.

         "Valuation Date" means with respect to the Call Right, the date upon which the General Partner delivers the pertinent Call Notice to a Limited Partner, and with respect to the Put Right, the date upon which a Limited Partner delivers the pertinent Put Notice to the General Partner.

                                  ARTICLE II.

                             ORGANIZATIONAL MATTERS

         SECTION 2.1      ORGANIZATION; CONTINUATION.

         The Partnership is a limited partnership which is organized pursuant to the provisions of the Act and continued upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

         SECTION 2.2      NAME.

         The name of the Partnership is AIP Operating, L.P. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P." "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

         SECTION 2.3      REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE.

         The registered office of the Partnership in the State of Delaware shall be located at The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Partnership shall be 6210 N. Beltline Rd., Suite 170, Irving, Texas 75063, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

         SECTION 2.4      POWER OF ATTORNEY.

         A. GENERAL. Each Limited Partner and each Assignee who accepts Partnership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                 (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property, (b) all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms, (c) all deeds, other conveyance documents and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, XII or XIII hereof or the Capital Contribution of any Partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                 (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, Consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

         B. IRREVOCABLE NATURE. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designations, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

         SECTION 2.5      TERM.

         The term of the Partnership commenced upon the date on which the Certificate was filed in the office of the Secretary of State of the State of Delaware in accordance with the Act, and shall continue until December 31, 2047, unless the Partnership is dissolved sooner pursuant to the provisions of
Article XIII hereof or as otherwise provided by law.

                                  ARTICLE III.

                                    PURPOSE

         SECTION 3.1      PURPOSE AND BUSINESS.

         The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner ceases to qualify, or is not qualified, as a REIT for any reason or reasons not related to the business conducted by the Partnership; (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner's right in its sole discretion to cease qualifying as a REIT, the Partners acknowledge that the status of the General Partner as a REIT inures to the benefit of all the Partners and not solely the General Partner or its Affiliates.

         SECTION 3.2      POWERS.

         The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or shall refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under
Section 857 or Section 4981 of the Code or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.




                                  ARTICLE IV.

                      CAPITAL CONTRIBUTIONS AND ISSUANCES
                            OF PARTNERSHIP INTERESTS

         SECTION 4.1      CAPITAL CONTRIBUTIONS OF THE PARTNERS.

                 A. CAPITAL CONTRIBUTIONS TO THE PARTNERSHIP. Upon the effective date hereof, (i) the General Partner shall make a cash contribution to the Partnership in the sum of $1,950,000 (the "GP Capital Contribution"), and each of ALCU and GECC shall contribute all of their respective right, title and interest in and to that certain Contract of Sale by and between ALCU and Nationwide Life Insurance Company to the Partnership, pursuant to the terms and provisions of that certain Contribution Agreement dated to be effective January 29, 1998, by and among ALCU, the General Partner and the Partnership (the "Contribution Agreement"). Upon the effective date hereof, the Partners' Capital Accounts, the Partnership Units assigned to each Partner and the Percentage Interest in the Partnership represented by such Partnership Units shall be as set forth in the attached Exhibit A.

                 B. GENERAL PARTNER INTEREST. A number of Partnership Units held by the General Partner equal to one percent (1%) of all outstanding Partnership Units from time to time shall be deemed to be the Partnership Units held by the General Partner as a general partner and shall be the General Partner Interest. All other Partnership Units held by the General Partner shall be deemed to be Limited Partner Interests, shall be held by the General Partner in its capacity as a Limited Partner in the Partnership and shall entitle the General Partner to all of the rights as a Limited Partner hereunder.

                 C. NO OBLIGATION TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS. Except as provided in this Section 4.1.C and Section 10.5 hereof, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise). As soon as reasonably practicable folloiwing the conclusion of each fiscal quarter of the Partnership, the General Partner shall make additional Capital Contributoins to the Partnership in such amount as shall be necessary to enable the Partnership to repay any and all Unpaid L P Returns owing the Limited Partners. No Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.


         SECTION 4.2      LOANS.

                 A.       LOANS BY THE GENERAL PARTNER.   The General Partner
may solicit and accept loans to the Partnership from such Persons (including Affiliates of the Partnership or any Partner), at such times, in such amounts and upon such terms as the General Partner, in its sole and absolute discretion, may determine to be advisable.

         SECTION 4.3      NO PREEMPTIVE RIGHTS.

         Except to the extent expressly granted by the Partnership pursuant to another agreement (as determined in good faith by the General Partner), no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or
(ii) issuance or sale of any Partnership Units or other Partnership Interests.

         SECTION 4.4      OTHER CONTRIBUTION PROVISIONS.

         In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such Partner in cash, and the Partner had contributed such cash to the capital of the Partnership, unless the General Partner and such affected Partner specifically agree otherwise.

         SECTION 4.5      NO INTEREST ON CAPITAL.

         No Partner shall be entitled to interest on its Capital Contributions or its Capital Account. Under no circumstances shall the Return on Capital to which a Partner may be entitled hereunder be construed as interest.

                                   ARTICLE V.

                                 DISTRIBUTIONS

         SECTION 5.1      REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS.

                 A. NET CASH FLOW FROM OPERATIONS. The General Partner shall distribute at least quarterly Net Cash Flow from Operations in such amount as shall be determined by the General Partner in its reasonable discretion in the following manner: (i) first, to the Limited Partners, pro rata in proportion to the Unpaid LP Return owing each such Limited Partner, in an amount equal to the

Unpaid LP Return owing the Limited Partners; (ii) second, to the General Partner in repayment of any Unpaid GP Return owing the General Partner; (iii) third, to the General Partner in return of any Unreturned Capital due the General Partner; and (iv) finally, to the Partners in accordance with their Percentage Interests.

                 B. NET CASH FLOW FROM CAPITAL TRANSACTIONS. The General Partner shall distribute at least quarterly Net Cash Flow from Capital Transactions in such amount as shall be determined by the General Partner in its reasonable discretion in accordance with the provisions of Section 13.2.A hereof.

                 C. PUT/CALL DISTRIBUTIONS. If the exercise of the Put Right or Call Right entitles a Limited Partner to any dividend on Shares owned or deemed owned by such Limited Partner on or after the record date for such dividend, the distributions pursuant to this Article V with respect to any Unpaid LP Return to which a Limited Partner would otherwise be entitled for the period including such record date shall be offset (and the LP Return reduced) by any such dividend to which such Limited Partner is entitled.

                 D. SECTION 707 OF THE CODE. The General Partner shall make such reasonable efforts, as determined by the General Partner in its sole and absolute discretion and consistent with the qualification of the General Partner as a REIT, to make distributions to the Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property of the Partnership by a Partner under Section 707 of the Code or the Regulations thereunder; provided that the General Partner and the Partnership shall not have liability to any Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.

         SECTION 5.2      AMOUNTS WITHHELD.

         All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners or Assignees pursuant to Section 5.1 above for all purposes under this Agreement.


                                  ARTICLE VI.

                                  ALLOCATIONS

         SECTION 6.1      ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES

         For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereto) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

                 A. NET INCOME. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Income (and to the extent necessary to accomplish the purposes hereof, items of gross income and gain) shall be allocated (i) first, to each Limited Partner in an amount equal to the cumulative distributions by the Partnership to each such Limited Partner which are attributable to the LP Return payable to such Limited Partner less the cumulative allocations of Net Income made previously to such Limited Partner under this clause (i); (ii) second, to the General Partner in an amount equal to the cumulative distributions by the Partnership to the General Partner which are attributable to the GP Return payable to the General Partner less the cumulative allocations of Net Income made previously to the General Partner under this clause (ii); (iii) third, to the General Partner in an amount equal to the cumulative Net Losses allocated to the General Partner pursuant to clause (iii) of Section 6.1.B below less the cumulative allocations of Net Income made previously to the General Partner under this clause (iii); (iv) fourth, to each Limited Partner in an amount equal to the cumulative Net Losses allocated to each such Limited Partner under clause (ii) of Section 6.1.B less the cumulative allocations of Net Income made previously by the Partnership to each such Limited Partner under this clause (iv); and (v) finally, the balance, if any, shall be allocated to the Partners in accordance with and in proportion to their respective Percentage Interests in the Partnership.

                 B. NET LOSSES. After giving effect to the special allocations set forth in Section 1 of Exhibit C, Net Losses (and to the extent necessary to accomplish the purposes hereof, items of loss, expense and deduction) shall be allocated (i) first, to the Partners until the cumulative Net Losses allocated to the Partners under this clause (i) equal the cumulative Net Income allocated to each Partner under clause (v) of Section 6.1.A.; (ii) second, to the Limited Partners pro rata in proportion to the Adjusted Capital Account balance of each Partner, prior to the allocation under this clause (ii) until each Limited Partner's Adjusted Capital Account Balance shall be reduced to zero; (iii) third, to the General Partner, in an amount equal to the General Partner's Adjusted Capital Account balance prior to the allocation under this clause (iii); (iv) fourth, to the General Partner, to the extent that any further allocation of Net Losses to the Limited Partners would result in any such Limited Partner having an Adjusted Capital Account Deficit.

                 C. ALLOCATION OF NONRECOURSE DEBT. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

                 D. RECAPTURE INCOME. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible after taking into account other required allocations of gain pursuant to Exhibit C hereto, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

                 E. ALLOCATIONS BY GENERAL PARTNER TO REFLECT ECONOMIC RIGHTS. In the event the General Partner shall determine, in its good faith judgment, that it is necessary to modify the manner in which the Partnership's items of income, gain, loss and deduction shall be allocated among the Partners in a taxable year (or portion thereof) in order to cause such allocation to reflect accurately the relative economic rights of the Partners, the General Partner may make such a modification; provided that such modification is not reasonably expected to have an adverse effect on the amounts distributable to any Partner pursuant to Section 13.2 hereof upon the dissolution of the Partnership (assuming for this purpose that such distributions are intended to be made as set forth in Article V hereof).

                                  ARTICLE VII.

                     MANAGEMENT AND OPERATIONS OF BUSINESS

         SECTION 7.1      MANAGEMENT.

                 A. POWERS OF GENERAL PARTNER. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 below, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

                 (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (as long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its shareholders sufficient to permit the General Partner to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations the General Partner deems necessary for the conduct of the activities of the Partnership and the granting of security interests in the assets of the Partnership in order to secure indebtedness of the Partnership, the General Partner or their respective Affiliates;

                 (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

                 (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity, on such terms as the General Partner deems proper (all of the foregoing subject to any prior approval only to the extent required by Section 7.3 hereof);

                 (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the General Partner, and its Affiliates) and the repayment of obligations of the Partnership and its Affiliates and/or any other Person in which the Partnership has an equity investment and the making of capital contributions to its Affiliates;

                 (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

                 (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

                 (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

                 (8) the holding, managing, investing and reinvesting of cash and other assets of the Partnership;

                 (9) the collection and receipt of revenues and income of the Partnership;

                 (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership, or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors of the General Partner, the Partnership, or any division of the Partnership and the determination of their compensation and other terms of employment or hiring;

                 (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

                 (12) the formation of, or acquisition of an interest in, and the contribution of property to, any corporation, limited or general partnerships, joint ventures, limited liability companies or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to its Subsidiaries and any other Person in which may have an equity investment from time to time);

                 (13) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution or abandonment of any claim, cause of action, liability, debt or damages due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

                 (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons), incurring indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons;

                 (15) the determination of the fair market value of any Partnership property distributed in kind, using such reasonable method of valuation as the General Partner may adopt;

                 (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any assets or investment held by the Partnership;

                 (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, individually or jointly with any such Subsidiary or other Person;

                 (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have any interest pursuant to contractual or other arrangements with such Person;

                 (19) the making, executing and delivering of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or other legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner under this Agreement;

                 (20) the amendment and restatement of Exhibit A hereto to reflect accurately at all times the Capital Accounts, Partnership Units, and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Substituted Limited Partner or otherwise, as long as the matter or event being reflected in Exhibit A hereto otherwise is authorized by this Agreement; and

                 (21) the employment and compensation of Persons to provide goods and/or services to the Partnership and the adoption on behalf of the Partnership, of employee benefit plans for the benefit of employees of the General Partner, the Partnership or any Affiliate or Subsidiary of either of them in respect of services performed for the benefit of the Partnership or its Subsidiaries.

                 B. NO APPROVAL BY LIMITED PARTNERS. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as expressly provided to the contrary in Section 7.3), the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                 C. INSURANCE. At all times from and after the date hereof, the General Partner, at the expense of the Partnership, may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership, (ii) liability insurance for the Indemnities hereunder and (iii) such other insurance as the General Partner, in its reasonable discretion, determines to be necessary.

                 D. WORKING CAPITAL AND OTHER RESERVES. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

                 E. NO OBLIGATIONS TO CONSIDER TAX CONSEQUENCES OF LIMITED PARTNERS. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the Limited Partners) of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to any Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by such Limited Partner in connection with such decisions.

                 F.       PARTNER LOANS.  Notwithstanding the provisions of
Section 7.1.A of this Agreement, the General Partner shall not cause the Partnership to borrow funds from any Partner nor any Affiliate unless any such loan shall be upon such terms and conditions as could reasonably be obtained by the Partnership from an unrelated third party lender.

              SECTION 7.2      CERTIFICATE OF LIMITED PARTNERSHIP.

         The General Partner shall use all reasonable efforts to cause to be filed a Certificate of Limited Partnership and such certificates or documents as may be reasonable and necessary or appropriate for the formation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or other jurisdiction in which the Partnership may elect to do business or own property. The General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

         SECTION 7.3      RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY.

                 A. GENERAL. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement or any action that reasonably could be expected to cause the Partnership not to qualify as a "partnership" for federal income tax purposes without the written Consent of (i) all of the Limited Partners or (ii) such lower percentage of the Limited Partner Interests as may be specifically provided for under a provision of this Agreement or the Act.

                 B. RESTRICTIONS WITH RESPECT TO THE PROPERTY. Notwithstanding any provision of this Agreement to the contrary, during the period commencing upon the effective date hereof and ending upon February 12, 1999, without the prior unanimous written consent of the Limited Partners, the General Partner shall not sell all or any portion of the Property.

             SECTION 7.4      REIMBURSEMENT OF THE GENERAL PARTNER.

                 A.       NO COMPENSATION.  Except as provided in this Section
7.4 and elsewhere in this Agreement (including the provisions of Articles V and VI hereof regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

                 B. RESPONSIBILITY FOR PARTNERSHIP EXPENSES. The Partnership shall be responsible for and shall pay all expenses relating to the Partnership's organization, the ownership of its assets and its operations. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its good faith discretion, for all expenses it, and/or its Affiliates incur relating to the operation of, or for the benefit of, the Partnership. The General Partner shall determine in good faith the amount of expenses incurred by the General Partner and its Affiliates related to the operation of, or for the benefit of, the Partnership. In the event that certain expenses are incurred for the benefit of both the Partnership and other entities (including the General Partner or any of its Affiliates), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its good faith discretion deems fair and reasonable. Such reimbursements shall be in addition to any reimbursement to the General Partner, and/or its Affiliates pursuant to Section 10.3.C hereof and as a result of indemnification pursuant to Section 7.6 below. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner, and/or its Affiliates.

                 C. REIMBURSEMENT NOT A DISTRIBUTION. If and to the extent any reimbursement made pursuant to this Section 7.4 is determined for federal income tax purposes not to constitute a payment of expenses of the Partnership, the amount so determined shall constitute a guaranteed payment under Section 707 of the Code, shall be treated consistently therewith by the Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners' Capital Accounts.

          SECTION 7.5      OUTSIDE ACTIVITIES OF THE GENERAL PARTNER.

                 The General Partner shall devote to the Partnership such time as may be necessary for the proper performance of its duties as General Partner, but the General Partner is not required, and is not expected, to devote its full time to the performance of such duties. It is understood that the General Partner, and its officers, directors, employees, agents, trustees, Affiliates, Subsidiaries and shareholders shall have substantial business interests and engage in substantial business activities in addition to those relating to the Partnership, including, without limitation, engaging in other business interests and activities which are in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any right by virtue of this Agreement or the partnership relationship established hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if directly competitive with the business of the Partnership, shall not be deemed wrongful or improper in any manner. Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular opportunity to the Partnership even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and, regardless of whether or not such opportunity is competitive with the Partnership. The General Partner, and any Affiliate of the General Partner shall have the right to take for its own account (individually or as a shareholder, member, trustee, partner or fiduciary), or to recommend to others, any such particular opportunity. The General Partner, and its Affiliates may hold Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

         SECTION 7.6      INDEMNIFICATION.

                 A. GENERAL. THE PARTNERSHIP SHALL INDEMNIFY EACH INDEMNITEE FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, JOINT OR SEVERAL, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND OTHER LEGAL FEES AND EXPENSES), JUDGMENTS, FINES, SETTLEMENTS AND OTHER AMOUNTS ARISING FROM OR IN CONNECTION WITH ANY AND ALL CLAIMS, DEMANDS, ACTIONS, SUITS OR PROCEEDINGS, CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE INCURRED BY THE INDEMNITEE AND RELATING TO THE PARTNERSHIP, OR ITS OPERATIONS, AS SET FORTH IN THIS AGREEMENT, IN WHICH ANY SUCH INDEMNITEE MAY BE INVOLVED, OR IS THREATENED TO BE INVOLVED, AS A PARTY OR OTHERWISE, UNLESS IT IS ESTABLISHED BY A FINAL DETERMINATION OF A COURT OF COMPETENT JURISDICTION THAT: (I) THE ACT OR OMISSION OF THE INDEMNITEE WAS MATERIAL TO THE MATTER GIVING RISE TO THE PROCEEDING AND EITHER WAS COMMITTED IN BAD FAITH OR WAS THE RESULT OF ACTIVE AND DELIBERATE DISHONESTY, (II) THE INDEMNITEE ACTUALLY RECEIVED AN IMPROPER PERSONAL BENEFIT IN MONEY, PROPERTY OR SERVICES OR (III) IN THE CASE OF ANY CRIMINAL PROCEEDING, THE INDEMNITEE HAD REASONABLE CAUSE TO BELIEVE THAT THE ACT OR OMISSION WAS UNLAWFUL. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL EXTEND TO ANY LIABILITY OF ANY INDEMNITEE, PURSUANT TO A LOAN GUARANTEE, CONTRACTUAL OBLIGATIONS FOR ANY INDEBTEDNESS OR OTHER OBLIGATIONS OR OTHERWISE, FOR ANY INDEBTEDNESS OF THE PARTNERSHIP OR ANY SUBSIDIARY OF THE PARTNERSHIP (INCLUDING, WITHOUT LIMITATION, ANY INDEBTEDNESS WHICH THE PARTNERSHIP OR ANY SUBSIDIARY OF THE PARTNERSHIP HAS ASSUMED OR TAKEN SUBJECT TO), AND THE GENERAL PARTNER IS HEREBY AUTHORIZED AND EMPOWERED, ON BEHALF OF THE PARTNERSHIP, TO ENTER INTO ONE OR MORE INDEMNITY AGREEMENTS CONSISTENT WITH THE PROVISIONS OF THIS SECTION 7.6.A IN FAVOR OF ANY INDEMNITEE HAVING OR POTENTIALLY HAVING LIABILITY FOR ANY SUCH INDEBTEDNESS. THE TERMINATION OF ANY PROCEEDING BY JUDGMENT, ORDER OR SETTLEMENT DOES NOT CREATE A PRESUMPTION THAT THE

INDEMNITEE DID NOT MEET THE REQUISITE STANDARD OF CONDUCT SET FORTH IN THIS
SECTION 7.6.A. THE TERMINATION OF ANY PROCEEDING BY CRIMINAL CONVICTION OR UPON A PLEA OF NOLO CONTENDERE OR ITS EQUIVALENT, OR AN ENTRY OF AN ORDER OF PROBATION PRIOR TO JUDGMENT, CREATES A REBUTTABLE PRESUMPTION THAT THE INDEMNITEE ACTED IN A MANNER CONTRARY TO THAT SPECIFIED IN THIS SECTION 7.6.A WITH RESPECT TO THE SUBJECT MATTER OF SUCH PROCEEDING. ANY INDEMNIFICATION PURSUANT TO THIS SECTION 7.6.A SHALL BE MADE ONLY OUT OF THE ASSETS OF THE PARTNERSHIP, AND ANY INSURANCE PROCEEDS FROM THE LIABILITY POLICY COVERING THE GENERAL PARTNER AND ANY INDEMNITIES, AND NEITHER THE GENERAL PARTNER NOR ANY LIMITED PARTNER SHALL HAVE ANY OBLIGATION TO CONTRIBUTE TO THE CAPITAL OF THE PARTNERSHIP OR OTHERWISE PROVIDE FUNDS TO ENABLE THE PARTNERSHIP TO FUND ITS OBLIGATIONS UNDER THIS SECTION 7.6.A.

                 B. ADVANCEMENT OF EXPENSES. Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.6.A has been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                 C. NO LIMITATION OF RIGHTS. The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

                 D. INSURANCE. The Partnership may purchase and maintain insurance on behalf of the Indemnities and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Persons in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

                 E. NO PERSONAL LIABILITY FOR LIMITED PARTNERS. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                 F. INTERESTED TRANSACTIONS. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                 G. BENEFIT. The provisions of this Section 7.6 are for the benefit of the Indemnities, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6, or any provision hereof, shall be prospective only and shall not in any way affect the Partnership's obligation to any Indemnitee under this Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                 H. INDEMNIFICATION PAYMENTS NOT DISTRIBUTIONS. If and to the extent any payments to any Partner pursuant to this Section 7.6 constitute gross income to such Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

               SECTION 7.7      LIABILITY OF THE GENERAL PARTNER.

                 A. GENERAL. Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner, nor the trustees, directors and officers of the General Partner, or any Affiliate of the General Partner, shall be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission if the General Partner acted in good faith.

                 B. NO OBLIGATION TO CONSIDER SEPARATE INTERESTS OF LIMITED PARTNERS OR SHAREHOLDERS. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, and the shareholders of the General Partner collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that neither the General Partner, nor any of its Affiliates, shall be liable for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

                 C. ACTIONS OF AGENTS. The General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. Neither the General Partner, nor any of its Affiliates, shall be responsible for any misconduct or negligence on the part of any such agent appointed by the General

Partner in good faith.

                 D. EFFECT OF AMENDMENT. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the General Partner, or any Affiliate of the General Partner, to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         SECTION 7.8      OTHER MATTERS CONCERNING THE GENERAL PARTNER.

                 A. RELIANCE ON DOCUMENTS. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

                 B. RELIANCE ON ADVISORS. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisors selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Persons' professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                 C. ACTION THROUGH AGENTS. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the General Partner hereunder.

                 D. ACTIONS TO MAINTAIN REIT STATUS OR AVOID TAXATION OF THE GENERAL PARTNER. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to allow the General Partner to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

         SECTION 7.9      TITLE TO PARTNERSHIP ASSETS.

         Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

         SECTION 7.10     RELIANCE BY THIRD PARTIES.

         Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and
(iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                 ARTICLE VIII.

                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

         SECTION 8.1      LIMITATION OF LIABILITY.

         The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

         SECTION 8.2      MANAGEMENT OF BUSINESS.

         No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any trustee, officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any trustee, officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

         SECTION 8.3      OUTSIDE ACTIVITIES OF LIMITED PARTNERS.

         Any Limited Partner and any trustee, officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct or indirect competition with the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Partnership, Limited Partner or Person.

         SECTION 8.4      RETURN OF CAPITAL.

         No Limited Partner shall be entitled to the withdrawal or return of its Capital Contributions, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent expressly provided to the contrary by Exhibit C hereto or as permitted by Sections 5.1., 6.1 and 13.2 hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses, distributions or credits.

         SECTION 8.5      RIGHTS OF LIMITED PARTNERS RELATING TO THE
PARTNERSHIP.

         A. GENERAL. In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's Partnership Interest, upon written demand and at the expense of the Partnership:

                 (1) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year; and

                 (2) to obtain a copy of this Agreement and the Certificate and all amendments thereto.

         SECTION 8.6      PUT RIGHT.

         A.      GENERAL.

                 (1) Subject to Section 8.6.C below, on or after February 12, 1999, each Limited Partner shall have the right (the "Put Right") to require the General Partner to purchase all or a portion of the Partnership Units held by the Limited Partner at a price equal to and in the form of the Consideration. The Put Right shall be exercised pursuant to a Put Notice delivered to the General Partner by the Limited Partner. Notwithstanding any provision herein to the contrary, no Limited Partner may exercise the Put Right for fewer than 14,584 Partnership Units and in the event that any Partner shall at any time own 14,584 or fewer Partnership Units, then such Partner may not exercise the Put Right for less than all of its Partnership Units.

                 (2) A Limited Partner shall have no right with respect to any interest in the Partnership after providing the Put Notice described above, other than the right to receive payment for its interest in the Partnership in accordance with this Section 8.6.

                 (3) The Assignee of a Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Limited Partner's Assignee. In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Consideration shall be paid by the General Partner directly to such Assignee and not to the Limited Partner.

                 (4) Notwithstanding the provisions of Section 8.6.A, upon the occurrence of a Liquidating Event, the General Partner shall provide each Limited Partner with a Dissolution Notice in accordance with Section 13.6 and following the occurrence of any such Liquidating Event, a Limited Partner may exercise the Put Right hereunder by providing the General Partner with a Put Notice during the thirty day period (the "Extended Option Period") following delivery of the Dissolution Notice to such Limited Partner. If any Limited Partner shall fail to timely deliver the

Put Notice during such Extended Option Period, such Limited Partner shall be unable to exercise the Put Right and the Put Right shall lapse upon the expiration of the Extended Option Period unless and until the Partners shall continue the business of the Partnership under Article XIII.

         B.      PAYMENT OF CONSIDERATION.

                 (1) No earlier than the thirty-first (31st) day following the delivery of the Put Notice by a Limited Partner under this Section 8.6 and no later than the thirty-sixth (36th) day following the delivery of such Put Notice by such Limited Partner under this Section 8.6, (or such other time period as shall be mutually agreed upon by the partners) the General Partner (subject to the limitations set forth in Section 8.6C) shall transfer and deliver the Consideration to such Limited Partner or, as applicable, its Assignee whereupon the General Partner (or its designee) shall acquire the Partnership Units offered by the Limited Partner or, as applicable, its Assignee and shall be treated for all purposes of this Agreement as the owner of such Partnership Units.

                 (2) In the event that the General Partner elects to pay the Consideration to a Limited Partner in the form of the Share Consideration and such Share Consideration is not a whole number of Shares, such Limited Partner shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to such Limited Partner.

                 (3) Each Limited Partner agrees to deliver to the General Partner the Partnership Unit Certificate(s) representing its Limited Partner Interest and to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Put Right (including without limitation an assignment of Partnership Units pursuant to the terms of which each such Limited Partner agrees to indemnify and hold General Partner harmless from and all liabilities, charges, costs and expenses relating to such Limited Partner's Partnership Units which are subject to the Put Right or the exercise of the Put Right).

         C.      EXCEPTIONS TO EXERCISE OF PUT RIGHT.

         Notwithstanding the provisions of Sections 8.6.A and 8.6.B above, a Limited Partner shall not be entitled to exercise the Put Right pursuant to
Section 8.6.A above if (i) a Liquidating Event has occurred and the Limited Partner has failed to timely deliver a Put Notice to the General Partner during the Extended Option Period, in accordance with Section 8.6.A(4) hereof; or
(ii) the delivery of Shares to the Limited Partner (a) would be prohibited under the Declaration of Trust of the General Partner, (b) would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or
Section 4981 of the Code, or (c) would be prohibited under applicable federal or state securities laws or regulations.

                D.      NO LIENS ON PARTNERSHIP UNITS DELIVERED.

         Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered in connection with the Put Right shall be delivered to the General Partner, free and clear of all liens and encumbrances and, notwithstanding anything contained herein to the contrary, the General Partner shall not be under any obligation to acquire any Limited Partner's Partnership Units, (1) to the extent that any such Partnership Units are subject to any liens or encumbrances, or (2) in the event that such Limited Partner shall fail to give the General Partner adequate assurances that such Partnership Units are not subject to any such liens or encumbrances or shall fail to agree to fully indemnify the General Partner from any such liens or encumbrances as well as the liabilities, charges, costs and expenses referenced in the last sentence of Section 8.6.B(3). Each Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Partnership Units to the General Partner, such Limited Partner shall assume and pay such transfer tax.

         SECTION 8.7      CALL RIGHT.

         A.      GENERAL.

                 (1) Subject to Section 8.7.C below, on or after February 12, 2000 the General Partner shall have the right (the "Call Right") to purchase all of the Partnership Units held by each Limited Partner at a price equal to and in the form of the Consideration. The Call Right shall be exercised pursuant to a Call Notice delivered by the General Partner to any such Limited Partner (and may be exercised separately with regard to each such Limited Partner). The General Partner may not exercise the Call Right for less than the entire interest of any Limited Partner in the Partnership.

                 (2) No Limited Partner shall have any right with respect to any interest in the Partnership after receiving the Call Notice described above, other than the right to receive payment for its interest in the Partnership in accordance with this Section 8.7.

                 (3) The Assignee of a Limited Partner shall be bound by and subject to the Call Right of the General Partner pursuant to this Section
8.7. In connection with any exercise of such Call Right by the General Partner with respect to an Assignee, the Consideration shall be paid by the General Partner directly to such Assignee and not to such Limited Partner.

                 (4) Upon the occurrence of a Liquidating Event the General Partner may exercise the Call Right with respect to a Limited Partner's Partnership Units by delivery of a Call Notice to such Limited Partner during the Extended Option Period. In the event that following the occurrence of a Liquidating Event the General Partner shall fail to timely deliver the Call Notice during the Extended Option Period, the Call Right shall lapse unless the Partners shall continue the business of the Partnership under Article XIII.

         B.      PAYMENT OF CONSIDERATION.

                 (1) Within thirty (30) days of the delivery of the Call Notice by the General Partner to a Limited Partner under this Section 8.7, the General Partner (subject to the limitations set forth in Section 8.6.C) shall transfer and deliver the Consideration to such Limited Partner or as applicable its Assignee whereupon the General Partner (or its designee) shall acquire the Partnership Units of such Limited Partner or as applicable its Assignee and shall be treated for all purposes of this Agreement as the owner of such Partnership Units.

                 (2) In the event that the General Partner elects to pay the consideration to a Limited Partner in the form of the Share Consideration and such Share Consideration is not a whole number of Shares, such Limited Partner shall be paid (i) that number of Shares which equals the nearest whole number less than such amount plus (ii) an amount of cash which the General Partner determines, in its reasonable discretion, to represent the fair value of the remaining fractional Share which would otherwise be payable to such Limited Partner.

                 (3) Each Limited Partner agrees to deliver to the General Partner the Partnership Unit Certificate(s) representing its Limited Partner Interest and to execute such documents as the General Partner may reasonably require in connection with the issuance of Shares upon exercise of the Call Right (including without limitation an assignment of Partnership Units pursuant to the terms of which each such Limited Partner agrees to indemnify and hold General Partner harmless from and all liabilities, charges, costs and expenses relating to such Limited Partner's Partnership Units which are subject to the Call Right or the exercise of the Call Right).

         C.      EXCEPTIONS TO EXERCISE OF CALL RIGHT.

                 Notwithstanding the provisions of Sections 8.7.A and 8.7.B above, the General Partner shall not be entitled to exercise the Call Right with respect to a Limited Partner's Partnership Units pursuant to the Section 8.7.A above if (i) a Liquidating Event has occurred with regard to the Partnership, the General Partner has failed to deliver a Call Notice during the Extended Option Period and the Partnership has not been continued under Article XIII hereof; or (ii) the delivery of Shares to such Limited Partner (a) would be prohibited under the Declaration of Trust of the General Partner, (b) would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (c) would be prohibited under applicable federal or state securities laws or regulations.

                D.      NO LIENS ON PARTNERSHIP UNITS DELIVERED.

         Each Limited Partner covenants and agrees with the General Partner that all Partnership Units delivered in connection with the Call Right shall be delivered to the General Partner, free and clear of all liens and encumbrances and, notwithstanding anything contained herein to the contrary, the General Partner shall not be under any obligation to acquire any Limited Partner's Partnership Units,

(1) to the extent that any such Partnership Units are subject to any liens or encumbrances, or (2) in the event that such Limited Partner shall fail to give the General Partner adequate assurances that such Partnership Units are not subject to any such liens or encumbrances or shall fail to agree to fully indemnify the General Partner from any such liens or encumbrances as well as the liabilities, charges, costs and expenses referenced in the last sentence of
Section 8.7.B(3). Each Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Partnership Units to the General Partner, such Limited Partner shall assume and pay such transfer tax.

         SECTION 8.8 CERTAIN TRANSFERS NOT CONSIDERED LIQUIDATING EVENTS. For purposes of Sections 8.6.A and 8.7.A of this Agreement any transfer of the GP Interest held by the General Partner in the Partnership (and the admission of such transferee to the Partnership as a substitute general partner) which is authorized by the provisions of this Agreement shall not be considered a Liquidating Event.

                                  ARTICLE IX.

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         SECTION 9.1      RECORDS AND ACCOUNTING.

         The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape or other media, photographs, micro graphics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained on an accrual basis in accordance with generally accepted accounting principles for financial reporting purposes and in accordance with tax accounting principles for tax reporting purposes.

         SECTION 9.2      FISCAL YEAR.

         The fiscal year of the Partnership shall be the calendar year.

         SECTION 9.3      REPORTS.

         As soon as practicable after the conclusion of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of such Partnership Year, containing financial statements of the Partnership, or of the General Partner if such statements are prepared on a consolidated basis with the Partnership, for such Partnership Year.

                                   ARTICLE X.

                                  TAX MATTERS

         SECTION 10.1     PREPARATION OF TAX RETURNS.

         The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

         SECTION 10.2     TAX ELECTIONS.

         Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code (including, without limitation, the election available under Section 754 of the Code). The General Partner shall have the right to seek to revoke any such election upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

         SECTION 10.3     TAX MATTERS PARTNER.

         A. GENERAL. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to
Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Limited Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners.

         B. POWERS. The tax matters partner is authorized, but not required:

                 (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

                 (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

                 (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

                 (4) to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                 (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                 (6) to take any other action on behalf of the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

         The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 hereof shall be fully applicable to the tax matters partner in its capacity as such.

         C.      REIMBURSEMENT.

         The tax matters partner shall receive no compensation for its services. All costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses and expenses reimbursable under Section 7.4 hereof) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm or a law firm to assist the tax matters partner in discharging its duties hereunder.

         SECTION 10.4     ORGANIZATIONAL EXPENSES.

         The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in Section 709 of the Code.

         SECTION 10.5     WITHHOLDING.

         Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a recourse loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. In such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                                  ARTICLE XI.

                           TRANSFERS AND WITHDRAWALS

         SECTION 11.1     TRANSFER.

         A.      DEFINITION.      The term "transfer," when used in this
Article XI with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which a Partner purports to assign all or any part of its interest in the Partnership to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. However, the term "transfer" when used in this Article XI does not include any purchase of Partnership Units by the General Partner from a Limited Partner pursuant to the exercise of the Put Right or Call Right in accordance with the provisions of
Section 8.6 or 8.7, respectively, hereof.

         B. GENERAL. No Partnership Interest held by a Limited Partner may be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any transfer or purported transfer of a Limited Partner Interest not made in accordance with this Article XI shall be null and void.

         C. TRANSFER BY GENERAL PARTNER. The General Partner may not transfer its General Partner Interest in the Partnership without the Consent of all Limited Partners unless (1) the transfer of the General Partner Interest is to an Affiliate of the General Partner in connection with any proposed financing as further described in Section 14.1.B(5), or (2) the transfer of the General Partner Interest is pursuant to or in connection with a merger (including a triangular merger), consolidation or other combination with or into another Person, reclassification, recapitalization or change of outstanding Shares (a "Business Combination"), unless either (a) the Business Combination has been approved by the Consent of all Limited Partners, or (b) an Equity Adjustment is made to the Consideration to be received by each Limited Partner.

         D. WITHDRAWAL BY GENERAL PARTNER. Except as expressly authorized by the provisions of this Agreement (including Section 11.1.C hereof), the General Partner shall not withdraw from the Partnership.

             SECTION 11.2     LIMITED PARTNERS' RIGHTS TO TRANSFER.

         A. GENERAL. Except to the extent expressly permitted in Section 11.2.B or in connection with the exercise of a Put Right or Call Right pursuant to Sections 8.6 and 8.7, respectively, and subject to the provisions of Article 3 of that certain Registration Rights Agreement by and among the General Partner and the Limited Partners effective as of February 5, 1998, a Limited Partner may not transfer all or any portion of its Limited Partner Interest, or any of such Limited Partner's economic rights as a Limited Partner, without the prior written consent of the General Partner, which consent will not unreasonably be withheld by the General Partner. Any transfer otherwise permitted under Section 11.2.B shall be subject to the conditions set forth in Sections 11.2.C and 11.2.D, and all permitted transfers shall be subject to Section 11.3 and Section 11.4.

         B. INCAPACITATED LIMITED PARTNERS. If a Limited Partner is Incapacitated, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

         C. NO TRANSFERS VIOLATING SECURITIES LAWS. The General Partner may in its sole discretion, prohibit any transfer of Partnership Units by a Limited Partner if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act or would otherwise violate any federal, or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

         D. GENERAL PARTNER AUTHORITY WITH REGARD TO OTHER TRANSFERS. The General Partner may, in its sole discretion, prohibit any transfer of Partnership Units by a Limited Partner, if (i) in the opinion of legal counsel it would result in the termination of the Partnership of the Partnership for federal income tax purposes, (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or would subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code or (iii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code.

         SECTION 11.3     SUBSTITUTED LIMITED PARTNERS.

         A. CONSENT OF GENERAL PARTNER. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in its place (whether or not the transfer of the Limited Partner's Partnership Interest is permitted under Section 11.2). The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.3 as a Substituted Limited Partner, which consent shall not be unreasonably withheld by the General Partner. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

         B. RIGHTS OF SUBSTITUTED LIMITED PARTNER. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement. The admission of any transferee as a Substituted Limited Partner shall be conditioned upon the transferee executing and delivering to the Partnership an acceptance of all the terms and conditions of this

Agreement (including, without limitation, the provisions of Section 2.4) and such other documents or instruments as may be required to effect the admission.

         C. AMENDMENT AND RESTATEMENT OF EXHIBIT A. Upon the admission of a Substituted Limited Partner, the General Partner shall amend and restate Exhibit A hereto to reflect the name, address, Capital Account, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address, Capital Account and Percentage Interest of the predecessor of such Substituted Limited Partner (and any other Partner, as necessary).

         SECTION 11.4     ASSIGNEES.

         If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee of a Limited Partner shall be entitled to all the rights of an assignee of a limited partner interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses, gain, loss and Recapture Income attributable to the Partnership Units assigned to such transferee, and, as applicable shall have the rights granted to such Limited Partner under Section
8.6 (and be subject to the Call Right granted to the General Partner under Section 8.7), but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted in the same manner as the Partnership Units held by the General Partner). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units. The General Partner shall have no liability under any circumstances with respect to any Assignee as to which it does not have actual notice.

         SECTION 11.5     GENERAL PROVISIONS.

          A. WITHDRAWAL OF LIMITED PARTNER. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article XI or, as applicable, pursuant to the transfer of all of its Partnership Units under Section 8.6 or 8.7 hereof.

         B. TERMINATION OF STATUS AS LIMITED PARTNER. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article XI or pursuant to the exercise of the Put Right under
Section 8.6 or 8.7 hereof shall immediately cease to be a Limited Partner.

         C. ALLOCATIONS. If any Partnership Interest is transferred in compliance with the provisions of this Article XI or, as applicable, transferred pursuant to
Section 8.6 or 8.7 hereof, Net Income, Net Losses, each item thereof and all other items attributable to such interest shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the fiscal year in accordance with
Section 706 of the Code, using any permissible method of allocation under such Code Section.

                                  ARTICLE XII.

                             ADMISSION OF PARTNERS

         SECTION 12.1     ADMISSION OF SUCCESSOR GENERAL PARTNER.

         A successor to all of the General Partner's General Partner Interest pursuant to Section 11.1.C hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner's executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be reasonably required by the Limited Partners to effect the admission.

         SECTION 12.2 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP.

         For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership (including an amendment and restatement of Exhibit A hereto) and, if necessary, to prepare as soon as practicable an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for such purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

                                 ARTICLE XIII.

                          DISSOLUTION AND LIQUIDATION

         SECTION 13.1     DISSOLUTION.

         The Partnership shall not be dissolved by the admission of a Substituted Limited Partner or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events") :

                 (1) the expiration of its term as provided in Section 2.5 hereof;

                 (2) an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety
(90) days after the withdrawal a "majority in interest" (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

                 (3) the sale of all or substantially all of the assets of the Partnership;

                 (4) on or after February 12, 1999, upon the election of the General Partner, in its sole discretion, to dissolve the Partnership;

                 (5) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

                 (6)      the sale of the Property;

                 (7) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or within ninety days after of the entry of such order or judgment a "majority in interest" (as defined below) of the Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

As used herein, a "majority in interest" shall refer to Partners who hold more than fifty percent (50%) of the outstanding Percentage Interests.

         SECTION 13.2     WINDING UP.

          A. GENERAL. Upon the occurrence of a Liquidating Event, and as applicable, the failure of the Partners to continue the business of the Partnership, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "Liquidator")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

                 (1) first, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                 (2) second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners;

                 (3) third, to the Limited Partners pro rata in proportion to the Unpaid LP Return owing each such Limited Partner, in an amount equal to the Unpaid LP Return owing such Limited Partners;

                 (4) fourth, to the General Partner in an amount equal to any Unpaid GP Return owing the General Partner;

                 (5) fifth, to the General Partner in an amount equal to the Unreturned Capital owing the General Partner;

                 (6) sixth, to the Limited Partners pro rata in proportion to the Unreturned Capital owing each such Limited Partner, in an amount equal to the Unreturned Capital owing such Limited Partners; and

                 (7) finally, the balance, if any, shall be distributed to the Partners pro rata, in accordance with their respective Percentage Interests.

         B.      DEFERRED LIQUIDATION. Notwithstanding the provisions of
Section 13.2.A above which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A above, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

         C. LIQUIDATING TRUST. In the discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XIII may be: (A) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (in which case the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (B) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

         SECTION 13.3     DEFICIT CAPITAL ACCOUNTS.

         If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

         SECTION 13.4     DEEMED DISTRIBUTION AND RECONTRIBUTION.

         Notwithstanding any other provision of this Article XIII, in the event the Partnership is deemed liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have distributed its assets in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such assets subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership assets in kind to the Partnership, which shall be deemed to have assumed and taken such assets subject to all such liabilities.

         SECTION 13.5     RIGHTS OF LIMITED PARTNERS.

         Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

         SECTION 13.6     NOTICE OF DISSOLUTION.

         In the event a Liquidating Event occurs or an event occurs that would, but for provisions of an election or objection by one or more Partners pursuant to Section 13.1 above, result in a dissolution of the Partnership, the General Partner shall, within fifteen (15) days thereafter, provide written notice thereof to each of the Partners (the "Dissolution Notice").

         SECTION 13.7 TERMINATION OF PARTNERSHIP AND CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP.

         Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 above, all Partnership Units shall be canceled, including the Call Right and Put Right associated therewith, the Partnership shall be terminated, the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled, and such other actions as may be necessary to terminate the Partnership shall be taken.

                SECTION 13.8     REASONABLE TIME FOR WINDING UP.

         A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 above, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners during the period of liquidation.

         SECTION 13.9     WAIVER OF PARTITION.

         Each Partner hereby waives any right to partition of the Partnership property.

         SECTION 13.10    LIABILITY OF LIQUIDATOR.

         THE LIQUIDATOR SHALL BE INDEMNIFIED AND HELD HARMLESS BY THE PARTNERSHIP FROM AND AGAINST ANY AND ALL CLAIMS, LIABILITIES, COSTS, DAMAGES, AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER ARISING OUT OF OR INCIDENTAL TO THE LIQUIDATOR'S TAKING OF ANY ACTION AUTHORIZED UNDER OR WITHIN THE SCOPE OF THIS AGREEMENT; PROVIDED, HOWEVER, THAT THE LIQUIDATOR SHALL NOT BE ENTITLED TO INDEMNIFICATION, AND SHALL NOT BE HELD HARMLESS, WHERE THE CLAIM, DEMAND, LIABILITY, COST, DAMAGE OR CAUSE OF ACTION AT ISSUE ARISES OUT OF (I) A MATTER ENTIRELY UNRELATED TO THE LIQUIDATOR'S ACTION OR CONDUCT PURSUANT TO THE PROVISIONS OF THIS AGREEMENT OR (II) THE PROVEN WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE LIQUIDATOR.

                                  ARTICLE XIV.

                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

         SECTION 14.1     AMENDMENTS.

         A. GENERAL. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. Following such proposal (except an amendment pursuant to Section 14.1.B below), the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than five
(5) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 14.1.B, 14.1.C or 14.1.D below, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Partnership Units then held by Limited Partners (including Limited Partner Interests held by the General Partner).

         B. AMENDMENTS NOT REQUIRING LIMITED PARTNER APPROVAL. Notwithstanding Section 14.1.A or Section 14.1.C hereof, the General Partner shall have the power, without the Consent of any Limited Partner, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                 (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                 (2) to reflect the admission, substitution, termination, or withdrawal of any Partner in accordance with this Agreement;

                 (3) to reflect a change that does not adversely affect any of the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement or as may be expressly provided by any other provisions of this Agreement;

                 (4) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law; and

                 (5) to convert the Partnership into a single purpose entity, to admit an Affiliate of the General Partner to the Partnership as a substitute general partner in connection therewith and to otherwise reflect any such provisions and terms as may be required by any lender (other than any Partner or any Affiliate of a Partner) providing conduit financing to the Partnership.

The General Partner shall notify the Limited Partners when any action under this Section 14.1.B is taken.

         C. OTHER AMENDMENTS REQUIRING CERTAIN LIMITED PARTNER APPROVAL. Notwithstanding anything in this Section 14.1 to the contrary, this Agreement shall not be amended without the Consent of such Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest, (ii) modify the limited liability of a Limited Partner, (iii) alter rights of Partners to receive distributions pursuant to Article V or XIII or the allocations specified in
Article VI, (iv) amend Section 8.6 or 8.7 or any defined terms set forth in
Article I that relate to the Put Right or Call Right, or (v) amend this Section 14.1.C.

         D. AMENDMENT AND RESTATEMENT OF EXHIBIT A NOT AN AMENDMENT. Notwithstanding anything in this Article XIV or elsewhere in this Agreement to the contrary, any amendment and restatement of Exhibit A hereto by the General Partner to reflect events or changes otherwise authorized or permitted by this Agreement, whether pursuant to Section 7.1.A(20) hereof or otherwise, shall not be deemed an amendment of this Agreement and may be done at any time and from time to time, as necessary by the General Partner without the Consent of any Limited Partner.

         SECTION 14.2     MEETINGS OF THE PARTNERS.

         A. GENERAL. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty-five percent (25%) or more of the Partnership Interests. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than five (5) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.1.A above. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partner Interests held by the General Partner) shall control.

         B. ACTIONS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

         C. PROXY. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of eleven
(11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice thereof.

         D. CONDUCT OF MEETING. Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole discretion.

                                  ARTICLE XV.

                               GENERAL PROVISIONS

         SECTION 15.1     ADDRESSES AND NOTICE.

         Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A hereto or such other address as the Partners shall notify the General Partner in writing. Such communications shall be deemed sufficiently given, served, sent or received for all purposes at such time as delivered to the addressee (with the return receipt or delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         SECTION 15.2     TITLE AND CAPTIONS.

         All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

         SECTION 15.3     PRONOUNS AND PLURALS.

         Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.


         SECTION 15.4     FURTHER ACTION.

         The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

         SECTION 15.5     BINDING EFFECT.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         SECTION 15.6     CREDITORS.

         Other than as expressly set forth herein with regard to any Indemnitee, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         SECTION 15.7     WAIVER.

         No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         SECTION 15.8     COUNTERPARTS.

         This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         SECTION 15.9     APPLICABLE LAW.

         This Agreement shall be governed by and construed in accordance with the laws, including choice of law rules, of the State of Delaware. The federal and state courts of competent jurisdiction located in Dallas County, Texas, shall have exclusive personal jurisdiction over the parties to this Agreement. Each party agrees to process being effected upon it by registered mail sent to the address and in the manner specified in Section 15.1. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to any suit, action or proceeding arising out of or relating to this Agreement being brought in the federal or state courts of competent jurisdiction located in Dallas County, Texas, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. In any litigation between the parties to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses (including, without limitation, fees and expenses of advisors and attorneys and related court costs) incurred by the prevailing party in such litigation. All obligations to be performed under this Agreement shall be performed in Dallas County, Texas.


         SECTION 15.10    INVALIDITY OF PROVISIONS.

         If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         SECTION 15.11    ENTIRE AGREEMENT.

         This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes the Prior Agreement and any prior written oral understandings or agreements among them with respect thereto.

         SECTION 15.12    NO RIGHTS AS SHAREHOLDERS.

         Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as shareholders of the General Partner, including, without limitation, any right to receive dividends or other distributions made to shareholders of the General Partner or to vote or to consent or receive notice as shareholders in respect to any meeting of shareholders for the election of directors of the General Partner or any other matter.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                           GENERAL PARTNER:

                                           AMERICAN INDUSTRIAL PROPERTIES REIT


                                           By: /s/ MARC A. SIMPSON
                                               ---------------------------------
                                           Name: Marc A. Simpson
                                                 -------------------------------
                                           Title: Vice President
                                                  ------------------------------


                                           LIMITED PARTNERS:

                                           ACLU INVESTMENTS, LTD.

                                           By: /s/ FRANK J. MACARI
                                               ---------------------------------

                                           FJM INC. A TEXAS CORPORATION,
                                           GENERAL PARTNER

                                           By: /s/ FJM INC. A TEXAS CORPORATION,
                                                   GENERAL PARTNER
                                               ---------------------------------
                                           Name: Frank J. Macari
                                                 -------------------------------
                                           Title: President
                                                  ------------------------------

                                           GENERAL ELECTRIC CAPITAL CORPORATION


                                           By: /s/ BYRON PRESCOTT
                                               ---------------------------------
                                           Name: Byron Prescott
                                                 -------------------------------
                                           Title: Operations Manager
                                                  ------------------------------

                                   EXHIBIT A

              PARTNERS, CAPITAL ACCOUNTS AND PARTNERSHIP INTERESTS



                    Name                        Initial Capital              Number of            Percentage
                and Address                     Account Balance          Partnership Units         Interest
                -----------                     ---------------          -----------------         --------
GENERAL PARTNER:
American Industrial Properties REIT                  $1,950,000                  130,000             99%

LIMITED PARTNERS:
ALCU Investments, Ltd.                                 $437,500                 29,166.5             .50%
General Electric                                       $437,500                 29,166.5             .50%
Capital Corporation

                                   EXHIBIT B

                       CAPITAL ACCOUNT MAINTENANCE RULES

1.       CAPITAL ACCOUNTS OF THE PARTNERS.

         A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section l.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1 of the Agreement and Exhibit C of the Agreement, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to the Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to
Section 6.1 of the Agreement and Exhibit C of the Agreement.

         B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in the Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                 (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section l.704-1(b)(2)(iv) (m)(4).

                 (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

                 (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

                 (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

                 (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

                 (6) Any items specially allocated under Section 2 of Exhibit C of the Agreement shall not be taken into account.

         C. Generally, a transferee (including any Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

         D. (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 6.1 of the Agreement.

                 (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a deminimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), provided however that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

                 (3)      In accordance with Regulations Section
1.704-l(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

                 (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article XIII of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate fair market value among the assets of the Partnership in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties.

         E. The provisions of the Agreement (including this Exhibit B and the other Exhibits to the Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article XIV of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article XIII of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section l.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section l.704-1(b).

2.       NO INTEREST.

         No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

3.       NO WITHDRAWAL.

         No Partner shall be entitled to withdraw any part of its Capital Contribution or Capital Account or to receive any distribution from the Partnership, except as provided in Articles V and XIII of the Agreement.

                                   EXHIBIT C

                            SPECIAL ALLOCATION RULES

1.       SPECIAL ALLOCATION RULES.

         Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

         A.      MINIMUM GAIN CHARGEBACK. Notwithstanding the provisions of
Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 1.A only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of this Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

         B. PARTNER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations
Section 1.704-2(i) (5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i) (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner and Limited Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations
Section 1.704-2(i) (4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit C with respect to such Partnership Year, other than allocations pursuant to
Section 1.A hereof.

         C. QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4),
l.704-1(b)(2)(ii)(d)(5), or 1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 1.A and 1.B hereof with respect to such Partnership Year, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership
Year) shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a "qualified income offset" under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         D. GROSS INCOME ALLOCATION. In the event that any Partner has an Adjusted Capital Account Deficit at the end of any Partnership Year (after taking into account allocations to be made under the preceding paragraphs hereof with respect to such Partnership Year), each such Partner shall be specially allocated items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for the Partnership Year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit.

         E. NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Partnership Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio for such Partnership Year to the numerically closest ratio which would satisfy such requirements.

         F. PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Sections 1.704-2(b)(4) and 1.704-2(i).

         G. CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

2.       ALLOCATIONS FOR TAX PURPOSES.

         A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

         B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

                 (1)      (a)      In the case of a Contributed Property, such
items attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

                          (b)     any item of Residual Gain or Residual Loss
attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

                 (2)      (a)     In the case of an Adjusted Property, such
items shall

                                   (i)     first, be allocated among the
Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B;

                                  (ii)     second, in the event such property
was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

                          (b)      any item of Residual Gain or Residual Loss
attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

         C. To the extent Regulations promulgated pursuant to Section 704(c) of the Code permit a Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority in its sole discretion to elect the method to be used by the Partnership and such election shall be binding on all Partners.

                                   EXHIBIT D

                               FORM OF PUT NOTICE

         The undersigned hereby irrevocably (i) exercises its Put Right with regard to [___________] of its Partnership Units in AIP Operating, L.P. in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of AIP Operating, L.P., as amended, (the "Partnership Agreement") and the Put Right referred to therein, (ii) surrenders such Partnership Units and all right, title and interest therein and (iii) directs that the Consideration (as determined in accordance with the provisions of the Partnership Agreement) deliverable upon exercise of the Put Right be delivered to the address specified below, and if Shares are to be delivered, such Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned
(a) has marketable and unencumbered title to such Partnership Units, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to transfer and surrender such Partnership Units as provided herein and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.

Dated:


                                  By:
                                  Name:
                                  Title:




SHARES ARE TO BE ISSUED TO:



Name:
Address:



Please insert social security or taxpayer identification number:

                                   EXHIBIT E

                              FORM OF CALL NOTICE


         The undersigned hereby irrevocably exercises its Call Right with regard to all of the Partnership Units owned by __________ in AIP Operating, L.P. in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of AIP Operating, L.P., as amended (the "Partnership Agreement") and the Call Right referred to therein. The undersigned shall pay the [Cash Amount/Share Consideration] (as determined in accordance with the provisions of the Partnership Agreement) to __________ at the notice address of __________ provided in the Partnership Agreement upon receipt of (1) the duly executed Partnership Unit Certificate of __________ transferring all right, title and interest in __________ to the undersigned, (2) if Shares are to be delivered, instructions as to the name and address and taxpayer identification number of the person to whom such Shares will be registered or placed, and (3) the representation, warranty and certification of __________ that __________
(a) has marketable and unencumbered title to such Partnership Unit, free and clear of the rights of or interests of any other person or entity, (b) has the full right, power and authority to transfer and surrender such Partnership Unit as provided herein, and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consult or approve such redemption and surrender.



                                                   By:
                                                   Name:
                                                   Title:

                                   EXHIBIT F

Number                                                          Units

--------                                                        --------


                              AIP OPERATING, L.P.

         This Certifies that                                        is the owner
of                 Units of the above Limited Partnership transferable only on the books of the Limited Partnership by the holder hereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed. Transfer of these Units is subject to substantial restrictions as set forth in the Amended and Restated Agreement of Limited Partnership of AIP Operating, L.P. (the "Partnership Agreement").

         The Partnership will furnish without charge to each rightful holder hereof who so requests, a copy of the Partnership Agreement which sets forth the powers, designations, preferences and relative participation rights of Partners and the qualifications, limitations or restrictions of such rights.

         In Witness Whereof, the said Limited Partnership has caused this
Certificate to be signed by                                    and to be sealed
with the Seal of the Limited Partnership if one is adopted.


Dated: